As filed with the Securities and Exchange Commission on February 20, 2019

Registration No. 333-229104

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TYME TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3864597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

17 State Street – 7th Floor

New York, New York 10004

Telephone: (212) 461-2315

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steve Hoffman

Chief Executive Officer

TYME TECHNOLOGIES, INC.

17 STATE STREET – 7TH FLOOR

NEW YORK, NEW YORK 10004

Telephone: (212) 461-2315

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Elizabeth A. Diffley

Walter J. Mostek, Jr.

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, Pennsylvania 19103-6996

(215) 988-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share(1)	11,209,072	$3.10	$34,748,123.20	$4,211.47(4)

(1)	All of the securities being registered hereby are offered for the account of certain selling security holders who acquired such securities in private transactions.
(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional number of common stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.

(3)

Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the NASDAQ Capital Market, for our common stock on December 21, 2018.

(4)	Previously paid in connection with Form S-3 filing on December 31, 2018.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion Dated February 20, 2019

Prospectus

TYME TECHNOLOGIES, INC.

11,209,072 Shares of Common Stock

This prospectus will be used from time to time by the selling security holders named in this prospectus to resell up to 11,209,072 shares of common stock, 4,469,836 of which are issuable upon the exercise of outstanding warrants (the “Securities”). The selling security holders acquired the Securities hereunder in private offerings exempt from registration under the Securities Act, as well as in private transactions with affiliates of Tyme Technologies, Inc.

The Securities may be offered from time to time by the selling security holders on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, through one or more methods or means as described in the section entitled “Plan of Distribution” beginning on page 12 of this prospectus. We are not selling any Securities under this prospectus and will not receive any proceeds from the sale of our Securities by the selling security holders, although we could receive up to $15,225,276 upon exercise of outstanding warrants. Any amounts we receive from such exercises will be used for general corporate purposes, including, but not limited to, funding for the development of our product candidates, potential partnerships or collaborations, working capital, general and administrative expenses and other business opportunities. The selling security holders will bear all commissions and discounts, if any, attributable to the sale of Securities. We will bear all expenses incurred in registering the Securities, including our legal and accounting fees.

Our common stock is traded on the Nasdaq Capital Market (“NASDAQ”) under the symbol “TYME.” The last reported sale price of our common stock on February 15, 2019 was $3.19 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 20, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling security holders may, from time to time, sell the Securities in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling security holders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference” on page 17 of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in “Where You Can Find More Information” on page 16 of this prospectus.

Neither we nor any agent or selling security holder has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related authorized free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related authorized free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in “Where You Can Find More Information” on page 16 of this prospectus.

As used in this prospectus, unless the context indicates otherwise, the terms “we,” “our,” “us,” the “Company,” or “registrant” refer to Tyme Technologies, Inc. and includes its subsidiaries and predecessors.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, especially the risks of investing in our securities discussed under “Risk Factors” in this prospectus beginning on page 4 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as they may be amended, and any accompanying prospectus supplement, as well as the risk factors discussed in the documents incorporated by reference herein. See “Where You Can Find More Information” on page 16 of this prospectus for a further discussion on incorporation by reference.

Overview

We are a clinical stage biotechnology company developing cancer therapeutics that are intended to be broadly effective across many tumor types and have low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, our therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to compromise its defenses, leading to cell death through oxidative stress and exposure to the body’s natural immune system. We have two ongoing IND-enabled Phase II clinical trials in metastatic pancreatic cancer and biomarker recurrent prostate cancer. We recently announced an investigator-initiated Phase II trial of SM-88 in patients with previously treated metastatic Ewing’s sarcoma. In addition, we recently entered into a Clinical Research Funding and Drug Supply Agreement with the Pancreatic Cancer Action Network, Inc., a non-profit tax exempt organization (“PanCAN”), whereby SM-88 will be included as an experimental arm in the Precision Promise adaptive Phase II/III trial platform sponsored by PanCAN. We are actively evaluating the expansion of our clinical programs to other types of cancer and may also seek to develop oncology drug candidates in addition to SM-88, our lead clinical program.

The Offering

Securities offered by us	None.

Common stock offered by selling security holders	11,209,072 shares.(1)

Common stock outstanding immediately prior to this offering, as of February 15, 2019	103,438,517 shares. (2)

Common stock outstanding immediately after this offering	107,908,353 shares. (2) (3)

Registration rights	Under the terms of the purchase agreements for the certain outstanding warrants sold in 2017, we have agreed to file this registration statement with respect to the registration of the resale of the shares of common stock underlying the warrants.

Selling security holders	All of the Securities are being offered by the selling security holders named herein. See “Selling Security holders” on page 7 of this prospectus for more information.

Plan of distribution	The selling security holders may offer the Securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, through one or more methods or means as described in the section entitled “Plan of Distribution” beginning on page 12 of this prospectus.

Use of Proceeds	We will not receive any proceeds from the resale by the selling security holders of the Securities offered by this prospectus. We could, however, receive up to $15,225,276 upon exercise of outstanding warrants. Any amounts we receive from such exercises will be used for general corporate purposes, including, but not limited to, funding for the development of our product candidates, potential partnerships or collaborations, working capital, general and administrative expenses and other business opportunities.

Risk Factors	An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors identified in this prospectus under “Risk Factors” beginning on page 4 of this prospectus.

NASDAQ Symbol	Our common stock is traded on NASDAQ under the symbol “TYME.”

(1)	The shares of the common stock registered hereunder consist of: 6,739,236 shares of common stock and 4,469,836 shares of the common stock issuable upon exercise of outstanding warrants.
(2)	The number of shares of common stock outstanding as of February 15, 2019 excludes the following as of that date:

•

outstanding options representing the right to purchase a total of 8,971,305 shares of common stock at a weighted average exercise price of $4.15 per share, which were issued under the Company’s 2015 Equity Incentive Plan and 2016 Stock Option Plan for Non-Employee Directors;

•

outstanding warrants representing the right to purchase a total of 4,499,603 shares of common stock at a weighted-average exercise price of $3.42 per share, which includes the 4,469,836 warrants exercisable to purchase shares registered hereunder;

•

4,657,122 shares of common stock reserved for future issuance pursuant to awards that have not been made under the Company’s 2015 Equity Incentive Plan and 2016 Stock Option Plan for Non-Employee Directors; and

•

shares of common stock that may be issued pursuant to an equity distribution agreement with Canaccord Genuity Inc. (“Canaccord”), pursuant to which the Company may, from time to time, sell shares of its common stock having an aggregate offering price of up to $30,000,000 through Canaccord, as our sales agent, in an at-the-market offering, under which $19.37 million of availability remained at February 15, 2019.

(3)	Assumes the exercise of all of the outstanding warrants registered hereunder.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 17 State Street – 7th Floor, New York, New York 10004 and our phone number is (212) 461-2315. Our corporate website is www.tymeinc.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities offered in this prospectus.

“Tyme,” SM-88, the Tyme logo and other trademarks or service marks of ours appearing in this prospectus are the property of Tyme Technologies, Inc. This prospectus may contain additional trade names, trademarks and service marks of others, which are the property of their respective owners.

RISK FACTORS

Investment in the Securities involves risks. Before you invest in the Securities, you should carefully consider the risk factors below and those incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended March 31, 2018 (the “2018 Form 10-K”) and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and risk factors and other information contained in any applicable prospectus supplement. The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the Securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby. All statements contained herein and in the documents incorporated by reference herein other than statements of historical facts, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “anticipates,” and similar expressions (including their use in the negative), are intended to identify forward-looking statements. Forward looking statements can also be identified by discussions of future matters such as the development and potential commercialization of our lead drug candidate and of other new products, technology enhancements, possible collaborations, the timing, scope and objectives of our ongoing and planned clinical trials and other statements that are not historical. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our 2018 Form 10-K and in this prospectus under “Risk Factors,” and in any subsequent filings with the SEC, many of which are beyond our control. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We cannot assure you that forward-looking statements in this prospectus or the documents incorporated herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us to any other person that we will achieve our objectives and plans in any specified time frame, or at all.

The cautionary statements made in this prospectus and the documents incorporated herein are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We are not selling any Securities under this prospectus and will not receive any proceeds from the sale of our Securities by the selling security holders, although we could receive up to $15,225,276 upon exercise of the warrants. Any amounts we receive from such exercises will be used for general corporate purposes, including, but not limited to, funding for the development of our product candidates, potential partnerships or collaborations, working capital, general and administrative expenses and other business opportunities.

SELLING SECURITY HOLDERS

An aggregate of 11,209,072 shares of common stock are being registered for resale by the selling security holders under this prospectus, 4,469,836 of which are issuable upon the exercise of certain warrants held by the selling security holders. With respect to the shares issuable upon exercise of warrants, there are warrants outstanding to purchase 907,884 and 3,561,952 shares at exercise prices of $5.00 and $3.00, respectively. For purposes of this prospectus, we have assumed that all outstanding warrants are exercised for cash. For a full description of the terms of the warrants, see the forms of warrants.

To the extent permitted by law, the selling security holders listed below may resell their Securities pursuant to this prospectus. We have registered Securities to permit the selling security holders and their respective permitted transferees or other successors-in-interest that receive their Securities from the selling security holders after the date of this prospectus to resell their Securities.

The following tables sets forth the number of shares of common stock beneficially owned by the selling security holders as of the date of this prospectus and the number of shares of common stock being offered by the selling security holders. The selling security holders are not making any representation that any Securities covered by this prospectus will be offered for sale. The selling security holders reserve the right to accept or reject, in whole or in part, any proposed sale of Securities. The following table assumes that all of the Securities, as the case may be, being registered pursuant to this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the Securities beneficially owned by them. The inclusion of any Securities in these tables does not constitute an admission of beneficial ownership for the person named below. Except as noted in the footnotes below, none of the selling security holders has had any material relationship with the Company within the past three years.

Name of Selling Security Holder	Number of Shares Beneficially Owned Prior to the Offering			Voting %	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering	Voting %
	Common Shares	Warrant Shares(1)	Total
Aaron Serruya	16,566	0	16,566	—	16,566	0	—
Alexandria Bancorp Limited	52,255	0	52,255	—	52,255	0	—
Amy Bell	0	176,500	176,500	—	176,500	0	—
Aventura Brentwood LLC	196,078	196,078	392,156	—	392,156	0	—
Blake Lyon	19,607	19,607	39,214	—	39,214	0	—
Blutrich Holdings Inc.(2)	0	98,039	98,039	—	98,039	0	—
BML Group Inc.	196,078	196,078	392,156	—	392,156	0	—
Brad Blaschak	25,000	14,884	39,884	—	39,884	0	—
Daniel Green	18,607	9,607	28,214	—	28,214	0	—
David and Ady Dana	0	39,215	39,215	—	39,215	0	—
Domenico Valsi	0	19,607	19,607	—	19,607	0	—
Eastmore Global, Ltd.	0	39,215	39,215	—	39,215	0	—
Elena Veksler	78,431	78,431	156,862	—	156,862	0	—
Elliot Steiner	48,823	58,823	107,646	—	107,646	0	—
Eric Rouah(3)	117,100	78,431	195,531	—	156,862	38,669	—
Francesa Riccardo	0	50,000	50,000	—	50,000	0	—
Global Dimension Capital, Inc.	0	78,431	78,431	—	78,431	0	—

Harrison Bell	0	50,000	50,000	—	50,000	0	—
Healthcare Value Partners, LP	2,175,000	297,666	2,472,666	2.4	2,297,666	175,000	—
IIMD Ventures, LLC	49,019	49,019	98,038	—	98,038	0	—
Jack Serruya	16,566	0	0	—	16,566	0	—
Jon-Erik M. Chassion	0	20,000	20,000	—	20,000	0	—
Joseph Riccardo	1,083,333	0	1,083,333	1.0	1,083,333	0	—
Logan Bell	0	50,000	50,000	—	50,000	0	—
Louise Pirone	0	10,000	10,000	—	10,000	0	—
Luborsky Family Trust	150,000	150,000	300,000	—	300,000	0	—
Matthew De Morgan	117,647	117,647	235,294	—	235,294	0	—
Michael Serruya	16,566	0	16,566	—	16,566	0	—
Midland Fundco Limited	1,882,353	1,882,353	3,764,706	3.6	3,764,706	0	—
Monica Riccardo	0	50,000	50,000	—	50,000	0	—
Paige Bell	0	50,000	50,000	—	50,000	0	—
Phyllis Battagliese	0	10,000	10,000	—	10,000	0	—
R.DiBattista Investments Inc.	78,431	78,431	156,862	—	156,862	0	—
SDW Consultants L.L.C.	0	313,725	313,725	—	313,725	0	—
Serruya Family Foundation	33,132	0	33,132	—	33,132	0	—
Simon Serruya	16,566	0	16,566	—	16,566	0	—
Stephen W. Green and Arla Klapman	0	39,215	39,215	—	39,215	0	—
Sweetbriar Capital LLC	500,000	119,067	619,067	—	619,067	0	—
Thomas DesChamps	50,000	29,767	79,767	—	79,767	0	—
Vadim Lampert	15,747	0	15,747	—	15,747	0	—

(1)	Represents the number of shares of Common Stock issuable upon the exercise of Warrants held by such holder.
(2)	Shares held in the name of Gundyco ITF for the benefit of such warrant holder.
(3)	Certain shares held in the name of Echelon Wealth Partners or Fidelity Clearing Canada ULC ITF for the benefit of such holder.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 300,000,000 shares of common stock, $0.0001 par value per share. As of February 15, 2019, 103,438,517 shares of common stock were outstanding.

Voting

Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the security holders, including the election of directors. We do not have cumulative voting rights.

Dividends

Holders of common stock are entitled to receive dividends, in cash, securities, or property, as may from time to time be declared by our board of directors.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock in general are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable.

All of our outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Provisions

Statutory Provisions

Section 203 of the Delaware General Corporation Law (the “DGCL”) prohibits a defined set of transactions between a Delaware corporation, such as us, and an interested security holder. An interested security holder is generally defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested security holder and a corporation for a period of three years after the date the interested security holder becomes an interested security holder. The term business combination is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested security holder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•	the business combination is approved by the corporation’s board of directors prior to the time the interested security holder becomes an interested security holder;

•

the interested security holder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested security holder; or

•

the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested security holder.

In general, the prohibitions do not apply to business combinations with persons who were security holders before we became subject to Section 203.

Certificate of Incorporation and By-Law Provisions

Our certificate of incorporation and by-laws contain certain provisions that may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company, including transactions in which stockholders might otherwise receive a premium for their shares, unless such takeover or change in control is approved by the board of directors. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management.

These provisions include, among other items:

•

Classified Board. Our certificate of incorporation provides that our board of directors is divided three classes of directors with a three-year term of office that expires as to one class each year, commonly referred to as a “staggered board”. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board.

•

Removal of Directors. Our certificate of incorporation provides that our directors (other than those elected by the holders of any series of preferred stock) may be removed only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class. The limitations on the removal of directors would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

•

Vacancies; Number of Directors. Vacant directorships, including newly created seats, may only be filled by (1) a majority of the directors then in office, although less than a quorum, or (2) by a sole remaining director, if applicable, or (3) only in the case where there are no directors then in office, by the stockholders. In addition, our certificate of incorporation also provides that the number of directors will be fixed from time to time by the board of directors in its sole and absolute discretion. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•

Special Meetings of Stockholders. Our certificate of incorporation also provides that the annual meetings and, subject to the rights of any preferred stockholders, the special meetings of the stockholders can be called only by a resolution of the board of directors in its sole and absolute discretion.

•

Advance Notice Procedures. Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record, entitled to vote at the meeting, and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

•

Amendment of the By-laws. Our by-laws provide that our by-laws may be altered, amended or repealed by the affirmative vote of a majority of our stockholders entitled to vote or a majority of our directors then in office without prior notice to or approval by our stockholders. Accordingly, our board of directors could take action to amend our by-laws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of the Company.

•

Issuance of Undesignated Preferred Stock. The board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock with rights and preferences, including voting rights, designated from time to time by the board. The enables the board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

These anti-takeover provisions, together with the provisions of Section 203 of the DGCL, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirers from making an offer to our security holders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that certain of our security holders might benefit from such a change in control or offer.

PLAN OF DISTRIBUTION

The selling security holders which as used herein includes their pledgees, donees, transferees assignees and successors, may from time to time offer and sell some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Any or all of the selling security holders may offer the Securities from time to time, either in increments or in a single transaction. The selling security holders may also decide not to sell all the Securities they are allowed to sell under this prospectus. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling security holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Securities on any stock exchange, market or trading facility on which the Securities are traded or quoted, in the over the counter market or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling security holders may use any one or more of the following methods when selling the Securities:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement becomes effective;

•	an agreement with broker-dealers to sell as agent for the selling security holders a specified number of such shares at a stipulated price per share or otherwise at the prevailing market price;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to ordinary shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Certain of the selling security holders may enter into hedging transactions from time to time in which a selling security holder may:

•

enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of Securities, in which case such broker-dealer or other person may use Securities received from the selling security holder to close out its short positions;

•	sell Securities short and re-deliver Securities offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;

•

enter into option or other types of transactions that require the selling security holder to deliver Securities to a broker-dealer or any other person, who will then resell or transfer the Securities under this prospectus; or

•

loan or pledge the Securities to a broker-dealer or any other person, who may sell the loaned Securities or, in an event of default in the case of a pledge, sell the pledged Securities under this prospectus.

The selling security holders may also sell Securities under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 and Regulation S under the Securities Act, rather than under this prospectus.

Resales by selling security holders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling security holder’s agent in the resale of the Securities by the selling security holder, or the securities firm may purchase Securities from the selling security holder as principal and thereafter resell those Securities from time to time. Securities firms may, to the extent permissible, receive commissions, concessions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of Securities, from the purchaser) in amounts to be negotiated.

Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling security holders will sell any or all of the Securities registered pursuant to this registration statement.

Certain of the selling security holders may from time to time pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Securities from time to time under this prospectus, or under an amendment to this prospectus or a prospectus supplement to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities sold hereunder will be paid by the selling security holder and/or the purchasers.

If a selling security holder uses this prospectus for any sale of Securities, it will be subject to the prospectus delivery requirements of the Securities Act. The selling security holders will be responsible for complying with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling security holders in connection with resales of their respective Securities under this prospectus. Regulation M may limit the timing of purchases and sales of any of the Securities by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

We will pay all expenses of the registration of the Securities, including, without limitation, SEC filing fees and expenses of compliance with federal securities or state “blue sky” or securities laws; provided, however, that the selling security holders will pay all discounts and commissions, if any, to underwriters, selling brokers, dealer managers and similar persons. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at https://ir.tymeinc.com/financial-information/sec-filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the Securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 13, 2018;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2018, September 30, 2018 and December 31, 2018 filed with the SEC on July 31, 2018, November 5, 2018 and February 11, 2019, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on August 27, 2018, September 5, 2018, September 18, 2018, October 4, 2018, October 10, 2018, January 3, 2019, January 15, 2019, January 18, 2019 and February 14, 2019;

•	The information from our definitive proxy statement filed on July 25, 2018 specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2018; and

•	The description of our capital stock in our Forms S-3 and S-3/A filed with the SEC on May 19, 2016 and August 8, 2018, respectively, as well as in our Form 8-A filed with the SEC on July 27, 2017.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

Chief Financial Officer’s Office

TYME TECHNOLOGIES, INC.

17 STATE STREET – 7TH FLOOR

NEW YORK, NY 10004

Telephone: (212) 461-2315

You should rely only on the information incorporated by reference or provided in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than the date on its cover.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the Securities being registered hereby, all of which will be borne by the Company (other than any underwriting discounts, commissions and transfer taxes, which will be borne by the selling security holders). Other than the SEC registration fee, all of the amounts listed are estimates.

All of the amounts shown are estimates.

Registration Fee	$4,211.47
Accountants’ Fees	20,000.00
Legal Fees and Expenses	50,000.00
Printing and Miscellaneous Expenses	2,125.00

Total	$76,336.47

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article 9 of the Company’s Amended and Restated Certificate of Incorporation eliminates personal liability of directors of the Company to the extent set forth in the DGCL.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers against expenses (including attorneys’ fees actually and reasonably incurred), judgments, fines and settlements, in connection with any action, suit or proceeding (other than derivative actions), whether civil, criminal, administrative or investigative, if it is determined that such person acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, had no reasonable cause to believe that his or her conduct was unlawful. In a derivative action brought by or in the right of the corporation, the DGCL permits indemnification of any such person if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, but no indemnification may be given where such person has been found to be liable to the corporation unless (and only to the extent that) a court determines that despite such finding of liability, such person is fairly and reasonably entitled to indemnification against such expenses which the court deems proper. Article 7 of the Company’s Amended and Restated By-Laws provides for indemnification of the Company’s directors and officers to the fullest extent permitted by the DGCL, and further permits the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. Article 7 of the Company’s Amended and Restated Certificate of Incorporation and Article 7 of the Company’s Amended and Restated By-Laws contain provisions providing for indemnification of certain persons (including officers and directors).

The Company maintains insurance that generally insures its officers and directors and the officers and directors of its subsidiaries (as defined in the insurance policy) against liabilities incurred in their professional capacities, and insures the Company with respect to amounts to which officers and directors become entitled as indemnification payments from the Company, subject to certain specified exclusions and deductible and maximum amounts. The Company also maintains an insurance policy that protects, among others, certain of its officers and directors and certain of the officers and directors of its subsidiaries against liabilities incurred for certain breaches of fiduciary duty with respect to their performance of certain duties and responsibilities, subject to certain specified exclusions and deductible and maximum amounts.

ITEM 16. EXHIBITS.

The following exhibits are filed as part of this registration statement:

Exhibit Number

3.1	Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on September 19, 2014.)

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Tyme Technologies, Inc., effective April 2, 2018 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on April 2, 2018.)

3.3	Amended and Restated By-Laws of Tyme Technologies, Inc., effective April 2, 2018. (Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on April 2, 2018.)

4.1	Specimen stock certificate evidencing shares of common stock of the Company. (Incorporated by reference to Exhibit 4.1 to our Form S-3/A filed with the SEC on August 8, 2017.)

4.2

Form of Warrant Certificate, dated as of February 2, 2016. (Incorporated by reference to Exhibit A to the Form of Securities Purchase Agreement, dated as of February 2, 2016, filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on February 8, 2016.)

4.3

Form of Warrant Certificate, dated as of December 18, 2015, between Tyme Technologies, Inc. and the purchaser parties thereto. (Incorporated by reference to Exhibit A to the Form of Securities Purchase Agreement, dated as of December 18, 2015, filed as Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on December 30, 2015.)

4.4	Form of Warrant. (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on March 22, 2017.)

5.1	Opinion of Drinker Biddle & Reath LLP.**

23.1	Consent of Grant Thornton LLP – Independent Registered Public Accounting Firm.*

23.2	Consent of Drinker Biddle & Reath LLP (contained in Exhibit 5.1).**

24.1	Power of Attorney (contained in the signature pages of this registration statement as originally filed).**

*	Filed herewith.
**	Previously filed.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of February, 2019.

TYME TECHNOLOGIES, INC.

By	/s/ Steve Hoffman
Steve Hoffman
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 registration statement has been signed by the following persons in the capacities indicated on February 20, 2019.

/s/ Steve Hoffman Steve Hoffman	Chief Executive Officer and Director (Principal Executive Officer)

* Michael Demurjian	Chief Operating Officer and Director

* Ben R. Taylor	Chief Financial Officer and President (Principal Financial Officer)

* Barbara Galaini	Corporate Controller (Principal Accounting Officer)

* Gerald Sokol	Director

* Paul L. Sturman	Director

* David Carberry	Director

* Timothy C. Tyson	Director

* Douglas A. Michels	Director

* Tommy G. Thompson	Director

* Donald W. DeGolyer	Director

*By	/s/ Steve Hoffman
Steve Hoffman, Attorney-in-fact